Exhibit 3(ii)

Bylaws

Of

North Pittsburgh Systems, Inc.

(the “Corporation” or

the “Company”)

As Last Amended

March 22, 2007

ARTICLE I

GENERAL

Section 1. Principal Office. The principal office of the Corporation shall be located at Gibsonia, Allegheny County, Pennsylvania.

Section 2. Branch Offices. The Corporation may establish and maintain such other office or offices at such place or places as the Board of Directors may, from time to time, deem necessary, desirable or expedient.

Section 3. Seal. The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation, the year of its incorporation and the State where it was incorporated, and such seal may be used by any of the corporate officers by causing an impression or facsimile thereof to be impressed or placed upon the paper or document to be sealed.

Section 4. Fiscal Year. The fiscal year of the Corporation shall begin January 1 and end December 31.

Section 5. Waiver of Notice. Any notice required by these Bylaws to be given Directors or shareholders for any meeting may be waived by any Director or shareholder in writing, signed by each waiving Director or shareholder, or by his attorney thereunto authorized, and filed with the Secretary of the Corporation. Attendance of a person at any Board of Directors’ meeting and attendance of a person either in person or by proxy at any shareholders’ meeting shall constitute a waiver of notice of such meeting except where such person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting was not lawfully called or convened.

Section 6. Dividends. Dividends may be declared and paid out of the net profits or surplus of the Corporation as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the Articles of Incorporation of the Corporation and the law of the Commonwealth of Pennsylvania.

Section 7. Audit. An annual examination and audit of the financial status, property and affairs of the Corporation shall be made by an Audit Committee of the Board of Directors or an approved firm of accountants who shall be appointed by the Board of Directors or the Audit Committee of the Board of Directors. Such annual examination and audit shall be undertaken and completed a sufficient time before the annual meeting of the shareholders to permit the submission of an appropriate report to the shareholders prior to such meeting.

Section 8. Checks and Notes. Checks, notes, drafts, acceptances, bills of exchange, and other obligations for the payment of money, made, accepted or endorsed, shall be signed by such officer or officers, or person or persons, as the Board of Directors shall from time to time determine.

ARTICLE II

SHAREHOLDERS

Section 1. Place. All meetings of shareholders will be held at the principal office of the Corporation or at such other place or places either within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine.

Section 2. Annual Meeting. There shall be an Annual Meeting of the shareholders of the Corporation for the purpose of electing directors and transacting such other business as shall properly come before the meeting, on the third Friday of May of each year at 2:00 o’clock PM local time at the place of the meeting (unless such day be a legal holiday, in which case, the meeting shall be held at the same hour on the next day following that is not a Saturday, Sunday or legal holiday) or on such other date, and/or at such other time, as the Board of Directors shall fix with respect to any Annual Meeting or Annual Meetings of the shareholders.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, the President or the Board of Directors at any time. The shareholders shall not be entitled to call a special meeting of the shareholders, except as expressly provided otherwise by applicable law or the Articles of Incorporation of the Corporation as then in effect. Any call of a special meeting of the shareholders must specify the purpose of the proposed meeting, and the business transacted at the meeting shall be confined to the purpose or purposes stated in the call. [See also Article III, Section 9 of these Bylaws.]

Section 4. Notice. Written notice of every meeting of the shareholders stating the purpose or purposes for which the meeting is called and the time and place where it is to be held shall be served either personally or by mail, courier service, facsimile transmission, email or other electronic transmission upon each shareholder of record entitled to vote at such meeting, not less than five (5) days before the meeting, unless a longer period of notice is required by law. Such notice shall be directed to each shareholder: if given by mail or courier service, at his last known postal address as shown on the records of the Corporation; or if given by facsimile transmission, email or other electronic transmission, to the facsimile number, or address for email or other electronic communication, supplied by the shareholder to the Corporation for the purpose of notice.

Section 5. Quorum. The holders of record of a majority of the stock issued and outstanding and entitled to vote at any shareholders’ meeting, present in person or represented by proxy, shall constitute a quorum for transacting business, unless otherwise provided by law. The shareholders at a duly organized meeting cannot continue to do business (other than to adjourn the meeting) when so many shareholders have withdrawn from the meeting that a quorum is no longer present.

Section 6. Adjournment. If a quorum shall not be present in person or by proxy, the shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announced at the meeting, until the requisite amount of stock shall be represented. At such adjourned meeting at which the requisite amount of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Right to Vote. Except as otherwise provided by law, each shareholder of record of common stock of the Corporation shall be entitled, at every meeting of shareholders of the Corporation, to cast one vote for each share of common stock standing in the name of such shareholder on the books of the Corporation. Except as otherwise provided by the Articles of Incorporation of the Corporation or these Bylaws, each shareholder of record of preferred stock, or of a class or series of preferred stock, of the Corporation entitled to vote at a meeting of the shareholders of the Corporation (or at a meeting of one or more classes or series of preferred stock of the Corporation) shall be entitled at the meeting to cast one vote for each share of such preferred stock standing in the name of such shareholder on the books of the Corporation.

Section 8. Proxies. Votes may be cast at shareholders’ meetings either in person or by written proxy, duly executed by the shareholder.

Section 9. Mode of Voting. All voting, unless required by law or by these Bylaws to be by ballot, shall be viva voce, unless a stock vote shall be called for, in which event the vote shall be by ballot, each ballot to state the name of the shareholder or proxy holder voting and the number of shares owned by the shareholder or represented by the proxy holder. Any qualified voter may demand a stock vote and in such event, a stock vote shall immediately be taken.

Section 10. Judges of Election. Prior to each meeting of the shareholders, the Board of Directors shall appoint up to three (3) Judges of Election, or such number as may be required by law, who shall perform at such meeting and any adjournment thereof the duties required of the Judges of Election by law. If any Judge shall refuse to serve, or neglect to attend at the election, or his or her office becomes vacant, the presiding officer shall appoint a Judge in his or her place. Judges of Election shall be sworn.

Section 11. List of Shareholders. A complete list of shareholders entitled to vote at any meeting shall be compiled by the Secretary of the Corporation or obtained from its agent at least five (5) days before each meeting of shareholders and kept on file at the Corporation’s principal office, subject to inspection by any proper party at any time during the usual business hours, and such list also shall be available for inspection by any shareholder at the place of and during the whole time of the meeting for the purposes of the meeting. Said list shall be arranged alphabetically and give the address of each shareholder entitled to vote and the number of shares held by each shareholder.

Section 12. Advance Notice of Shareholder Proposals. In order to properly come before an Annual Meeting of the shareholders of the Corporation, business must be (A) specified in the notice of meeting given by or at the direction of the Board of Directors of the Corporation (including shareholder proposals included in the Corporation’s proxy materials pursuant to applicable rules and regulations), (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a shareholder. For business (including, but not limited to, any nominations for Director) to be properly brought before an annual meeting by a shareholder: (i) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and (ii) the subject matter thereof must be a matter which is a proper subject matter for shareholder action at such meeting. To be considered timely notice, a shareholder’s notice must be received by the Secretary at the principal office of the Corporation not less than 120 calendar days before the first anniversary of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s Annual Meeting; except that, if no Annual Meeting of the shareholders of the Corporation was held in the previous year or the date of the Annual Meeting of the shareholders at which the shareholder desires the business be submitted has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then a shareholder’s notice, in order to be considered timely, must be received by the Secretary of the Corporation not later than 60 days before the date the Corporation commences printing its proxy materials in connection with the meeting at which the shareholder desires the business be submitted. A shareholder’s notice to the Secretary of the Corporation to submit business to an Annual Meeting of the shareholders must set forth: (i) the name and address of the shareholder, (ii) the number of shares of stock of the Corporation held of record and beneficially by such shareholder, (iii) the name in which all such shares of stock are registered on the stock transfer books of the Corporation, (iv) a brief description of the business the shareholder desires be brought before the meeting, the reasons therefor, and the complete text of any resolutions the shareholder desires be presented at the meeting, (v) any personal or other material interest of the shareholder in the business to be submitted, and (vi) all other information relating to the proposed business which may be required to be disclosed under applicable law.

In addition to the information required by the foregoing provisions of this Section 12 to be given by a shareholder, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors, then such shareholder’s notice must also set forth, with respect to each person whom the shareholder proposes to nominate for election as a Director, (m) the name, age, business address and, if known, residence address of such person, (n) the principal occupation or employment of such person, (o) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors or is otherwise required by the rules and regulations under the Securities Exchange Act of 1934, as amended, (p) the written consent of such person to be named in the proxy statement as a nominee and to serve as a Director of the Corporation if elected, and (q) a description of all arrangements and understandings between or among the proposing shareholder and each such nominee for Director and/or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

In addition, a shareholder seeking to submit business at a meeting of the shareholders shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding the foregoing provisions of this Section 12, a shareholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required and otherwise comply with the applicable requirements of the rules and regulations under the Securities Exchange Act of 1934, as amended.

Section 13. Transaction of Business at Shareholder Meetings. The chairman of any meeting of the shareholders of the Corporation shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any item of business has been properly brought before the meeting in accordance with these Bylaws. If the chairman of the meeting determines and declares that any item of business has not been properly brought before a meeting of the shareholders of the Corporation, then such business shall not be transacted at such meeting.

ARTICLE III

DIRECTORS

Section 1. Number of Directors. The property, affairs and business of the Corporation shall be managed and controlled by a board of not less than seven (7) nor more than (9) Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation of the Corporation or these Bylaws required to be exercised or to be done by the shareholders. The number of Directors constituting the Board of Directors, not less than seven (7) nor more than nine (9), shall be determined by the Board of Directors from time to time. Whenever the number Directors constituting the whole Board of Directors is less than nine (9), the Board of Directors may increase the size of the Board of Directors and elect one or two additional Directors to fill the vacancy or vacancies so created.

Section 2. Qualification and Term. A Director need not be a shareholder of the Corporation. The Directors shall be elected at the Annual Meeting of the shareholders. After his or her election, a Director shall continue in office until the next Annual Meeting of the shareholders and until his or her successor to such position has been elected and qualified or until his or her earlier resignation, removal or death.

Section 3. Vacancies. In the case of any vacancy in the Board of Directors, the remaining Directors, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant and until the election and qualification of his or her successor.

Section 4. Place of Meeting. Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place or places within or without the Commonwealth of Pennsylvania as may from time to time be fixed by resolution of the Board, or as may be specified in the call of the meeting.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be fixed by resolution of the Board, provided that a Regular Meeting of the Board shall be held within thirty (30) days following each Annual Meeting of the shareholders and that a regular meeting of the Board shall be held at least once every two (2) months thereafter. No notice shall be required for any Regular Meeting of the Board.

Section 6. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, the President or three (3) of the Directors then in office, by notice to each Director given, not less than twenty-four (24) hours before such meeting, orally to the Director or by mail, courier service, facsimile transmission, email or other electronic transmission directed to the postal address, facsimile number or address for email or other electronic communication, supplied by the Director to the Corporation for the purpose of notice.

Section 7. Quorum. A majority of the members of the Board of Directors then holding office shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

Section 8. Election of Officers. The Board of Directors, at the first meeting of the Board of Directors held after the Annual Meeting of the shareholders of the Corporation, shall (a) elect a Chairman of the Board (who shall be a Director), a President, a Vice President, a Secretary, a Treasurer, and such other officers as it shall deem necessary or desirable, (b) assign the titles of Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to such of the elected officers of the Corporation as the Board of Directors shall determine, and (c) assign such duties to the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer as the Board of Directors shall deem desirable and appropriate. Except as otherwise provided by law, the duties of more than one office may be discharged by one person. Any officers or agents elected or appointed by the Directors may be removed at any time by the Board of Directors.

Section 9. Resignation of Whole Board. In case the entire Board of Directors shall die or resign, any officer of the Corporation may call a Special Meeting of the shareholders in the same manner as the Chairman of the Board or the President may call such a meeting, and Directors for the unexpired terms may be elected at any such Special Meeting in the same manner as that provided for their election at Annual Meetings of the shareholders.

Section 10. Interest in Contracts. No Director shall vote on any matter involving the Corporation’s contracting with any other company or entity (other than a wholly owned subsidiary of the Corporation) of which such Director is an officer, director, 10% shareholder or holder of any other 10% equity or security interest. Each Director shall disclose to the Board of Directors, at the beginning of any discussion of the matter (or, if there be no such discussion at that meeting, before the vote on the matter) any interest he or she has in any company or entity with which the Corporation is considering contracting.

Section 11. Committees. The Board of Directors may, in its discretion, by resolution adopted by a majority of the whole Board, establish one or more committees of the Board of Directors, which, except as prohibited by law, shall have and may exercise such powers as shall be conferred or authorized by the resolutions establishing them. The Board of Directors shall have the power at any time to change the members of any such committee, to fill vacancies thereon, and to discharge any such committee.

Section 12. Expenses. Directors may be reimbursed for expenses incurred in attending any meeting of the Board of Directors or of any committee of the Board. Nothing herein contained shall preclude any Directors from serving in any other capacity and receiving compensation therefor.

Section 13. Telephonic Meetings. Any meeting of the Board of Directors or of any committee thereof may be held in such manner that any one or more or all of the Directors or participants may participate by conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting.

Section 14. Personal Liability of Directors. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of Directors, no Director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director. Further, any amendment or repeal of Section 14 which has the effect of increasing Director liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.

ARTICLE IV

OFFICERS

Section 1. Election. The officers of the Corporation shall be: a Chairman of the Board (who shall be a Director), a President, a Vice President, a Secretary, a Treasurer, and such additional Vice Presidents and Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors shall by resolution determine. The Board of Directors shall assign the titles of Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to such of the elected officers of the Corporation as the Board of Directors shall determine. The officers shall be elected annually by the

Board of Directors at the first meeting of the Board of Directors after the Annual Meeting of the shareholders, but the Board of Directors also may elect or appoint additional officers and fill vacancies in offices at any time. Except as otherwise provided by law, the duties of more than one office may be discharged by one person. Any officers or agents elected or appointed by the Directors may be removed at any time by the Board of Directors. The officers of the Corporation each shall have such powers and duties as are hereinafter set forth and as generally pertain to their respective offices and, in addition thereto, such powers and duties as shall from time to time be conferred upon them by the Board of Directors.

Section 2. Chairman of the Board. The Chairman of the Board shall be the titular head of the Corporation and shall preside at meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall advise and consult with the other members of the Board, the President and the other officers concerning the property, business and affairs of the Corporation and shall perform such other duties and shall have supervision over such other matters as the Board of Directors shall from time to time prescribe. The Chairman of the Board shall be given notice of, and may attend and participate in but not vote at, all meetings of all committees of the Board of Directors of which he or she is not a member.

Section 3. President. The President shall, in the absence of or at the direction of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. The President shall be given notice of, and at the invitation of the committee may attend and participate in but shall not vote at, any meeting of any committee of the Board of Directors of which he or she is not a member. The President shall perform such other duties as shall be assigned to the President from time to time by the Board of Directors. The President may sign and execute all contracts in the name of the Corporation. The President shall have general control and direction of the business of the Corporation and shall perform all acts and things customarily incident to the position of President. Except to the extent provided otherwise by the Board of Directors pursuant to Article I, Section 8 of these Bylaws, the President shall have power to sign all notes, drafts, checks and orders for the payment of money in the event of the temporary absence or inability of the Treasurer.

Section 4. Vice President. Any Vice President shall have such power and perform such duties as the Board of Directors shall from time to time prescribe and shall also perform such duties as shall be assigned to him or her from time to time by the President. In the event of the death, absence, or inability of the President to perform any duties imposed upon the President by these Bylaws or by the Board of Directors, the Vice President so designated by the Board of Directors (or, if the Board of Directors shall not have made such a designation, then the Vice Presidents in the order of seniority of first being elected a Vice President of the Corporation) may exercise the powers and perform the duties of the President, subject to the control of the Board of Directors.

Section 5. Secretary. The Secretary shall attend the meetings of the shareholders and the Board of Directors and shall keep careful record of all such meetings, the proceedings whereof shall be transcribed into the record book over his or her signature. The Secretary shall give due notice of any and all meetings of the shareholders and of the Board of Directors unless notice is directed by law or by these Bylaws to be otherwise given or, in the case of a meeting of the Board of Directors, no notice is required by law or these Bylaws. The Secretary shall be the custodian of the seal and the stock book of the Corporation and shall keep a proper registry of all outstanding certificates of stock. At all meetings of the shareholders, the Secretary shall furnish the Judges of Election with lists of the shareholders of the Corporation, as shown by the books of the Corporation, which lists shall show the number of shares owned by each shareholder. The Secretary shall safely keep all books, documents and papers of the Corporation committed to his or her charge. The Secretary shall supervise and control the manner in which the records and files of the Corporation shall be kept and shall perform such other duties as shall be assigned to him or her by the Board of Directors. The Board of Directors shall have the authority to assign the duty of attending and keeping minutes at any meeting of shareholders or of the Board of Directors to another person other than the Secretary, including an officer or member of the Board of Directors, in those circumstances in which a majority of the Board of Directors believes appropriate. Any minutes so recorded and approved shall be transcribed in the Corporation’s record book of minutes over the signature of the person designated by the Board of Directors to take such minutes. Any such minutes shall make reference to such appointment.

Section 6. Treasurer. The Treasurer shall have the care and custody of all funds of the Corporation which may come into his or her hands and to deposit the same in the name of the Corporation in such bank or banks or depository as the Board may designate. Except to the extent provided otherwise by the Board of Directors pursuant to Article I, Section 8 of these Bylaws, the Treasurer shall sign all drafts, notes and orders for the payment of money, and the Treasurer shall pay out and dispose of the same under the direction of the Board. The Treasurer shall render an accurate statement of the accounts of the Corporation to the Board of Directors at each meeting of the Board of Directors, such accounts to be kept by the Treasurer for the purpose of maintaining a full and accurate account of all moneys received and paid to him or her on account of the Corporation. The Treasurer shall perform all other acts and things customarily incident to the position of Treasurer. The Treasurer, and such other officers as the Board of Directors shall determine, shall be bonded in respect to the faithful performance of their duties in such sums (if any) as the Board of Directors shall require.

Section 7. Assistants. Any Assistant Vice President, any Assistant Secretary and any Assistant Treasurer elected or appointed by the Board of Directors shall perform such duties as a Vice President, the Secretary or the Treasurer, respectively, or the Board of Directors shall assign to such assistant officer from time to time.

ARTICLE V

CAPITAL STOCK

Section 1. Certificated and Uncertificated Shares. Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under Pennsylvania law. Certificates representing shares of the capital stock of the Corporation shall be in such form not inconsistent with law as approved by the Board of Directors, and shall state that the Corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, the number and class of shares and the designation of the series (if any) that the certificate represents and such other terms and provisions as may be required by statute or authorized by the Board of Directors. The share register or transfer books and blank share certificates shall be kept by the Secretary or by a transfer agent and/or registrar designated by the Board of Directors for that purpose. The share certificates of the Corporation shall be numbered and registered in the share register or transfer books of the Corporation as they are issued. Unless otherwise directed by the Board of Directors, share certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and any of such signatures may be a facsimile. Certificates shall bear the corporate seal, which may be embossed, a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a registrar, the signature of any authorized signer upon such certificate may be a facsimile, engraved or printed. In case any authorized signer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such authorized signer (because of death, resignation or otherwise) before the certificate is issued, the certificate may be issued with the same effect as if the authorized signer had not ceased to be such at the date of its issue. Every shareholder of record shall be entitled to a single share certificate representing the total number of shares of each class owned by him/her/it. If a shareholder desires to have share certificates issued or reissued to him/her/it in a manner inconsistent with the immediately preceding sentence, all costs of issuance or reissuance may be at the sole expense of the requesting shareholder.

Section 2. Transfers. Transfers of shares shall be made upon the books of the Corporation only by the record holder or by his legal representative or by power of attorney duly executed and filed with the Corporation or its agent, and, in the case of shares represented by a certificate or certificates, upon the surrender and cancellation of the certificate or certificates representing the shares being transferred, properly assigned.

Section 3. Fixing of Record Date for Determination of Shareholders. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution, or allotment of any rights, or to exercise any rights in respect of any conversion or exchange of shares or for any other legal purpose, the Board of Directors may fix, in advance, a record date. Such record date shall not precede the date of the meeting of shareholders, the date for the payment of the dividend or distribution, the date for the allotment, or the date the exchange or conversion is to be effected, by more than sixty (60) days.

Section 4. Lost Certificates. No certificate representing any share of the capital stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except on delivery to the Corporation or its agent of a bond of indemnity, with sufficient surety, against such lost, stolen or destroyed certificate in such amount (if any) as the Board of Directors or the Corporation’s transfer agent shall require. Proper and legal evidence of such loss, theft or destruction shall be produced to the Corporation or its agent if the Board of Directors, the President, the Secretary or the Treasurer of the Corporation, or the Corporation’s transfer agent, so requires.

Section 5. Aggregate Number of Shares. The aggregate number of shares which the Corporation shall have authority to issue is:

(a) The Corporation shall have the authority to issue a total of 50,000,000 shares of Capital Stock. Of the 50,000,000 shares of Capital Stock, 40,000,000 shares shall be Common Stock, par value $.15625 per share. The Board of Directors, at such time or times as it believes appropriate, may divide the remaining 10,000,000 shares of Capital Stock of the Corporation into one or more classes of shares of Common Stock, the voting power per share of which shall not be greater than the voting power per share of the Common Stock issued and outstanding on April 9, 1996 and/or one or more classes and series of Preferred Stock, with par or stated value. The determination of the voting rights, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the shares of any such class or classes of stock shall be accomplished by an amendment to this Article 5 solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

ARTICLE VI

AMENDMENTS TO BYLAWS

These Bylaws may be amended, altered, modified or added to by the majority of the members present and constituting a quorum at any regular or special meeting of the Board of Directors. The authority of the Board of Directors to amend, alter or modify the Bylaws is subject always to the authority of the shareholders of the Corporation entitled to vote thereon to rescind or alter such amendment or to amend, alter or modify the Bylaws by a majority vote of all such stock represented in person or by proxy at an annual or special meeting of the shareholders provided that written notice shall be mailed to each of said shareholders at least five (5) days prior to said meeting.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Except as prohibited by law, every Director and officer of the Company shall be entitled as of right to be indemnified by the Company against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (any such claim, action, suit or proceeding hereinafter being referred to as an “Action”). Such indemnification shall include the right to have expenses incurred by such person in connection with an Action paid in advance by the Company prior to final disposition of such Action, subject to such conditions as may be prescribed by law. Persons who are not Directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time designates such person as entitled to the benefits of this Section. As used herein, “expense” shall include fees and expenses of counsel selected by such person; and “liability” shall include amounts of judgements, excise taxes, fines and penalties, and amounts paid in settlement.

Section 2. Right of Claimant to Bring Suit. If a claim for indemnification by any person eligible to be indemnified under Section 1 of this Article VII is not paid in full by the Company within thirty (30) days after a written claim therefor has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit that the conduct of the claimant was such that under Pennsylvania law the Company would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the suit or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

Section 3. Insurance and Funding. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified under this Article VII or otherwise against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Company would have the power to indemnify such persons against such liability or expense by law or under the provisions of this Article VII. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided by this Article VII.

Section 4. Non-Exclusivity; Nature and Extent of Rights. The right of indemnification provided for by this Article VII: (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, Bylaw, provision of the Articles of Incorporation of the Company, vote of shareholders or Directors or otherwise; (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder; (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification under this Article VII and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder; and (4) shall be applicable to Actions commenced after the adoption hereof. The right of indemnification provided for in this Article VII may not be amended, modified or repealed so as to limit in any way the indemnification provided for in this Article VII with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.